UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2009

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16499	54-1746596
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 29, 2009, Sunrise Senior Living, Inc. (the “Company”) and Richard J. Nadeau, the Company’s Chief Financial Officer, entered into a Separation Agreement (the “Separation Agreement”) memorializing the terms of Mr. Nadeau’s previously-reported departure in connection with the Company’s 2009 downsizing plan described in the Company’s Current Report on Form 8-K filed on May 4, 2009.

     Pursuant to the Separation Agreement, Mr. Nadeau’s employment with the Company terminated effective as of May 29, 2009 (the “Termination Date”). Pursuant to Mr. Nadeau’s employment agreement, subject to his execution of a general waiver and release of claims against the Company, upon his departure Mr. Nadeau will receive severance benefits that include a lump sum cash payment equal to two years of base salary and 75% of his target bonus amount (based on his base salary of $500,000 and target bonus of 100% of base salary), other than any health care continuation coverage under COBRA at the Company’s expense. In addition, based on the recommendation of the chief executive officer, in accord with the intent of Mr. Nadeau’s employment agreement and to reward his outstanding performance and contributions to the Company during his tenure, the Compensation Committee ratified and approved the payment of a special bonus in the amount of $500,000 to Mr. Nadeau.

     In addition, Mr. Nadeau will remain available to provide consulting services to the Company at the request of the Company’s chief executive officer or chief financial officer for a period of up to nine months following the Termination Date. In consideration for such consulting services, the Company will pay to Mr. Nadeau a lump sum cash payment of $20,000, and Mr. Nadeau’s outstanding and unvested stock options, restricted stock and other long-term equity compensation awards which remain unvested as of the Termination Date will fully vest (and any stock options that vest pursuant to the Separation Agreement will remain exercisable for one year following the termination of the consulting services).

     The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

10.1 Separation Agreement between the Company and Richard J. Nadeau, dated May 29, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: June 4, 2009	By: /s/ Mark Ordan
Name: Mark Ordan
Title: Chief Executive Officer

Exhibit Index

10.1  Separation Agreement between the Company and Richard J. Nadeau, dated May 29, 2009.